Exhibit 10.11

LOAN AGREEMENT

CONTRACT No.: JK20200110001A

LENDER(Party A) ：WENKAI YU

ID No.：442000198005280217

BORROWER(Party B) : SMARTEN TECHNOLOGY CO.,LTD

Registered Address : Rm 905, Baolong plant of Anbo technology, No. 2, Baolong 4th Road, Baolong community, Baolong street, Longgang District, Shenzhen

Legal representative: NAN DU	Post : Executive director
Unified credit code : 914403003194288778

In accordance with the relevant laws, regulations, rules and regulations of the people’s Republic of China, Party A and Party B enter into this loan contract through consensus for mutual compliance.

I. Loan amount

1. The lender provides the borrower with the loan fund of RMB (in words) three hundred thousand yuan only, (￥ 300000 yuan) only. In case of any discrepancy between the amount in words and figures, the amount in words shall prevail.

II. Loan term and purpose

2. The loan period under this contract is extended to_ 6_ Months, from January 10, 2020 to July 9, 2020. If the actual issuance date of the loan is inconsistent with the starting date of the loan, the starting date of the loan shall be subject to the actual issuance date of the loan, and the loan term shall be extended accordingly. The loan receipt is an effective part of this contract and has the same legal effect as this contract.

3. The loan under this contract is designated for working capital loan. Without the written consent of the lender, the borrower shall not change the purpose of the loan for other purposes.

III. Credit rate and payment method

4 .. The interest rate of the loan under this contract is the Chinese fixed interest rate, the monthly interest rate of the loan is 1.5%, and the value date is the date of issuance of the loan under this contract.

5.The principal and interest of the loan under this contract shall be repaid in one lump sum at the maturity of the principal, and the interest shall be paid on a monthly basis, and the interest upon maturity shall be paid off with the principal. If it involves calculating interest on a daily basis, the daily interest rate = monthly interest rate ÷ 30, the interest payment date is the [I0] day of each month, and the repayment date is the due date of the loan.

6. The borrower shall pay the loan to the bank account in the name of the lender by transfer. The account information is as follows:

Beneficiary account : WENKAI YU

Beneficiary account No.:62261989 0030 6173

Beneficiary bank ：Dongguan Branch Business Department of Minsheng Bank

IV. Issuance of loans

7. After the borrower meets the loan issuance conditions required by the lender and completes the corresponding loan and guarantee procedures, the lender shall make a loan within 3 working days. Both parties agree that the lender shall remit the loan to the following account of the borrower by transfer. Once the transfer is successful, it shall be deemed that the loan has been withdrawn and used by the borrower.

Beneficiary account: SMARTEN TECHNOLOGY CO.,LTD

Beneficiary account No.：4102 4200 0400 23259

Beneficiary bank: Longxiang sub branch, Agricultural Bank of China Shenzhen

V. Borrower debt scope and repayment sequence

8. The borrower’s loan and the debts involved in this contract refer to the loan principal, interest, liquidated damages, compensation, and the costs of realizing the creditor’s rights and security rights (including but not limited to notary fees, evaluation fees, appraisal fees, and auction fees , Preservation fees, litigation or arbitration fees, service fees, execution fees, storage fees, transfer fees, attorney agency fees, travel expenses, etc.)

9. The money that the lender obtains to pay off the debt in accordance with this contract and the corresponding guarantee contract shall, in principle, first pay off the cost of realizing the creditor’s rights and security rights, then pay off the liquidated damages and compensation, then pay off the interest, and finally pay off the principal. The order of settlement.

If there are several due debts between the borrower and the lender, and the borrower’s repayment is not enough to pay off all the due debts, which debt is paid by the borrower, that is, the order in which the debt is repaid, Determined by lender.

VI. Borrower’s representations and warranties

10. The borrower is a legally established and legally existing civil entity, possesses all necessary rights and capabilities, and can perform the obligations of this contract in its own name and assume corresponding responsibilities.

11. The signing and performance of this contract by the borrower is the true expression of the borrower’s intention, and there is no legal flaw.

12. All the documents, materials and information provided by the borrower to the lender during the signing and performance of this contract are true, accurate, complete and effective, and no information that may affect their ability to repay the loan has not been concealed from the lender.

13. As of the date of signing this contract, the borrower is not involved in any litigation, arbitration, administrative punishment, or other disputes that may or may have an adverse effect on the signing of this contract, and there is no other situation that may affect the debt under this contract.

VII. Lenders’s Rights and Obligations

14. The lender has the right to require the borrower to repay the principal, interest and expenses of the loan on time, and has the right to exercise other rights stipulated in this contract, and to require the borrower to perform other obligations under this contract.

15. The lender has the right to inspect and supervise the borrower’s loan usage, operating conditions, financial capital status, liabilities and external guarantees and other information and conditions. The borrower shall provide cooperation and truthfully provide relevant materials and reports required by the lender on time.

16. On the premise that the borrower fulfills the obligations stipulated in this contract, the lender shall issue the loan to the borrower in accordance with this contract.

17. When the borrower evades the lender’s supervision, defaults on the principal and interest of the loan, maliciously evades the debt or other serious breaches of the contract, the lender has the right to inform relevant departments or units and individuals (including but not limited to government departments, contacts, Downstream customers, guarantors, media, credit reporting agencies, etc.) to notify, including but not limited to letters, short messages, WeChat, phone calls, posting announcements, etc., and the right to announce the collection in the news media, and the lender’s notification And the act of announcement is deemed to be a claim to the borrower.

VIII. Borrower’s Rights and obligations

18. The borrower shall use the loan for the purpose agreed in the contract, and shall not misappropriate the loan under the contract for other purposes or use the loan for illegal and illegal transactions. If the borrower fails to use the loan for the agreed purpose, the lender may stop issuing the loan, recover the loan in advance or terminate the contract, and the borrower shall cooperate with and accept the lender’s control over its production, operation Inspection and supervision of financial activities and the use of loans under the contract.

19. The borrower shall bear all expenses under this contract, including but not limited to notarization fee, appraisal fee, evaluation fee, registration fee, insurance fee, etc

20. The borrower shall repay the loan principal and pay interest under the contract according to the time, amount and currency agreed in the contract.

21. If the borrower changes its name, legal representative (person in charge), domicile, business scope, registered capital or articles of association of the company (enterprise), the borrower shall notify the lender in writing within 3 working days from the date of submitting the change application to the industrial and commercial department.

22. The borrower shall notify the lender in writing within five days of any event that may affect its repayment ability, including but not limited to:

1. The mortgaged property is included in the scope of demolition, compulsory expropriation, compulsory scrapping and other situations that may cause the loss of the mortgaged property;

2. The mortgagor, the pledgor and a third party have disputes over the mortgaged property and the pledged property (pledge rights);

3. Litigation, arbitration or administrative punishment that have or may have a significant adverse impact on the borrower’s performance of repayment obligations;

4. Before the loan is fully repaid, the business and economic conditions of the borrower and its actual controllers and major shareholders change, which may have an adverse impact on the debt repayment ability;

5. Other events that have or may have a significant adverse impact on the borrower’s performance of repayment obligations.

23. When the guarantee under this contract (if any) changes that are not conducive to the lender’s creditor’s rights, such as the deterioration of the guarantor’s financial situation or other reasons that lead to a significant decline in solvency, or the depreciation, damage, or loss of the collateral or pledge, which makes the guarantee capacity obvious If weakened or lost, the lender has the right to require the borrower to replace or add a guarantor or provide new collateral or pledge: or provide other guarantees recognized by the lender, otherwise the lender has the right to terminate the contract and declare the loan to expire early.

IX. Prepayment

24. If the borrower requests early repayment, it shall submit an application to the lender at least 20 working days in advance. After the lender agrees, both parties shall sign a separate written agreement stating the rights and obligations of both parties.

X. Guarantee mode

25. In order to ensure the repayment of the loan under this contract, the lender may require the borrower to provide guarantee measures (including but not limited to guarantee, mortgage, pledge, etc.), and the specific guarantee matters shall be subject to the corresponding guarantee contract.

XI. Liability for breach of contract

26. The borrower’s breach of the obligations, commitments and guarantees agreed in this Agreement shall constitute a breach of contract. The lender has the right to stop paying the unpaid loan of the borrower, unilaterally announce the early maturity of the loan issued under the contract, require the borrower to immediately repay all the due loan principal and settle the interest, and have the right to require the borrower to pay corresponding liquidated damages.

27. Circumstances where the borrower may endanger the creditor’s rights of the Lender：

1. The preconditions for granting loans agreed in this contract are not met;

2. The borrower fails to repay the principal and interest of the loan or other payables in full in accordance with the contract for more than 3 days;

3. The borrower fails to use the loan for the purpose agreed in the contract;

4. The borrower provides the lender with false, invalid or incomplete information, documents or materials or conceals the true situation;

5. The borrower refuses or hinders the lender from supervising and inspecting its business status and loan use;

6. The borrower fails to perform other due debts to the lender, or the lender finds that the borrower has other acts of defaulting on the debts of a third party;

7. The borrower’s credit status or repayment ability has changed significantly, and the lender believes that it may or has had an adverse impact on its solvency;

8. The borrower’s legal representative (person in charge), major shareholder, natural person guarantor, natural person mortgagor, natural hostage pledgor dies, disappears or is declared dead or missing or suffers from major diseases, which the lender believes may or has adversely affected its solvency;

9. Under any of the following circumstances, the lender believes that the security of creditor’s rights under this contract may be endangered: the borrower has contracting, trusteeship, leasing, joint-stock transformation, reduction of registered capital, investment, joint venture, merger, acquisition and reorganization, division, joint venture, suspension of business for rectification, application for dissolution, cancellation, (application for bankruptcy) Change of controlling shareholder or actual controller, transfer of major assets, suspension of production, closure of business, imposition of high fines by competent authorities, cancellation, revocation of business license, major legal disputes involved, serious difficulties in production and operation or deterioration of financial situation, and the legal representative or main responsible person is unable to perform his duties normally;

10. Under any of the following circumstances, if the lender believes that the safety of creditor’s rights under this contract may be endangered, Party A fails to perform other due debts, transfers property at a low price and free of charge, reduces or relieves the debts of the third party, delays in exercising the creditor’s rights or other rights on duty, and provides guarantee for others;

11. When the guarantee is not established, ineffective, invalid, revoked or cancelled, the guarantor breaches the contract or explicitly indicates or indicates by its behavior that it will not perform its guarantee responsibility, or the guarantor loses or completely loses its guarantee ability, or the guarantee ability changes significantly, the value of the collateral decreases, etc., and the lender believes that it may endanger the safety of creditor’s rights under the contract;

12. The borrower has other circumstances that may endanger the security of creditor’s rights under this contract in the opinion of the lender.

28. In case of any circumstance agreed in Article 28 of this contract, the lender has the right to exercise one or more of the following rights, which can be exercised at the same time:

1. Stop issuing loans:

2. Announce the early maturity of the loan and require the borrower to immediately repay the principal, interest and expenses of all due and undue debts under the contract;

3. If the borrower fails to use the loan according to the purpose of the loan, from the date of misappropriation to the date of full repayment of the principal and interest, in addition to paying the interest according to the loan interest rate of the contract, a penalty interest of 50% shall be charged according to the loan interest rate of the contract;

4. If the borrower delays in paying any amount under the contract, in addition to paying interest according to the loan interest rate of the contract, it shall charge 50% of the penalty interest according to the loan interest rate of the contract from the date of delayed payment to the date of actual repayment.

XII. Dispute resolution

29. All disputes and disputes arising from or related to this contract shall be settled by both parties through negotiation. If negotiation fails, both parties may submit them to Dongguan branch of Guangzhou Arbitration Commission for arbitration.

XIII. Notification and delivery

30. In order to better perform the contract, both parties provide the following contact information:

Party A’s contact information：

Address：25 / F, Fengshuo Plaza, No.22 Yuanmei Road, Nancheng District,Dongguan

Attn：WENKAI YU

Tel : 13925314444

E-mail: datuu@139.com

Party B’s contact information：

Address：Rm 905, Baolong plant of Anbo technology, No. 2, Baolong 4th Road, Baolong community, Baolong street, Longgang District, Shenzhen

Attn：NAN Du

Tel：18621083096

E-mail: nancy.du@smarten-tech.com

Both parties send relevant notices to the other party on matters related to this contract through any of the above contact methods (including e-mail), which shall be deemed as effective service and notification to the other party, regardless of whether the other party actually refers to it or not. The above mailing address shall also serve as a valid judicial address.

If a party changes its notice or mailing address, it shall notify the other party in writing within three days from the date of change; Otherwise, the non notifying party shall bear the relevant responsibilities arising therefrom.

XIV. Effectiveness of contract

31. This contract shall come into force after being signed or sealed by both parties; This contract is signed with electronic signature and seal, and the electronic version has the same legal effect as the paper version.

32. Any change to this contract shall be made by both parties through consultation and in writing. The changed terms or agreement shall form a part of this contract and have the same legal effect as this contract. Except for the changed part. The rest of the contract is still valid, and the original terms of the contract are still valid before the change takes effect.

33. This contract is made in duplicate, with each party holding one copy.

Statement of the borrower:the borrower has read all the terms and contents of this contract and its annexes in detail, and the lender has made a detailed explanation and explanation to the borrower on all the terms and contents of this contract. The borrower fully understands all contents of this contract. Know and acknowledge that this contract and relevant annexes under this contract, including but not limited to letter of guarantee and receipt of loan, are signed in the form of electronic signature and have legal effect.

Statement of the lender: the lender knows and acknowledges this contract and relevant annexes under this contract. Including but not limited to letter of guarantee and promissory note, they are all signed in the form of electronic signature and have legal effect.

Place of Signing: Nancheng District, Dongguan City, Guangdong Province Date : January 10, 2020

Lender（stamp）：	(WENKAI YU)
Legal representative
or authorized agent (signature):	/s/ WENKAI YU

Borrower (stamp):	SHENZHEN SMARTEN TECHNOLOGY CO.,LTD
Legal representative
or authorized agent (signature):	/s/ NAN DU